Exhibit 99.1

PURE Bioscience Reports 2013 Second Fiscal Quarter Financial Results
22% reduction in year-to-date loss from operations compared to prior year

SAN DIEGO (February 26, 2013) – PURE Bioscience (NASDAQ: PURE), creator of the patented silver dihydrogen citrate (SDC) antimicrobial, today reported financial results for the second fiscal quarter ended January 31, 2013.

Revenues for the second fiscal quarter of 2013 were $263,000, compared with revenues of $221,000 for the second fiscal quarter of 2012. Total operating costs and expenses for the second fiscal quarter of 2013 were $2.1 million, a decrease of $300,000 compared to operating costs and expenses of $2.4 million in the second fiscal quarter of 2012.  The loss from operations for the second fiscal quarter of 2013 was $1.8 million, a decrease of $400,000, or 18.2%, compared to the loss from operations of $2.2 million in the second fiscal quarter of 2012. The net loss for the second fiscal quarter of 2013 was $1.8 million, or $0.17 per share, compared to a net loss of $2.2 million, or $0.41 per share, in the second fiscal quarter of 2012.

Revenues for the six months ended January 31, 2013 were $373,000, compared to revenues of $478,000 for the six months ended January 31, 2012. Total operating costs and expenses for the six months ended January 31, 2013 were $4.0 million, a decrease of $1.0 million compared to operating costs and expenses of $5.0 million for the six months ended January 31, 2012.  The loss from operations for the six months ended January 31, 2013 was $3.6 million, a decrease of $1.0 million, or 21.7%, compared to the loss from operations of $4.6 million for the six months ended January 31, 2012. The net loss for the six months ended January 31, 2013 was $4.0 million or $0.40 per share, compared to a net loss of $4.6 million, or $0.88 per share, in the six months ended January 31, 2012.

As of January 31, 2013, the Company had cash and cash equivalents of approximately $920,000 and $1,170,000 of current liabilities, including $621,000 in accounts payable.  The Company intends to secure additional working capital through sales of additional debt or equity securities.

“During the second fiscal quarter of 2013, we saw significant progress in our business development activities, particularly in the food service and food processing industries.  We believe our proprietary SDC antimicrobial products address public and industry concerns for food safety,” said Michael L. Krall, President and CEO of PURE Bioscience.  “With our multi-prong strategy to commercialize our technology in various channels, including food, medical and institutional facilities, we look forward to driving commercial adoption through calendar 2013. We are also focused on the corporate development goals of strengthening both our balance sheet and our Board of Directors.”

Recent Business Highlights:

•
Appointed food industry leader Dave Pfanzelter to the Board of Directors, bringing board membership to six directors of which four are considered independent. The appointment significantly strengthens the Board’s commercial expertise and also helps satisfy NASDAQ listing requirements regarding independent board members.

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Completed initial quality assurance testing, entered into a supplier testing and development agreement, and obtained approval to conduct a limited in-store evaluation with PURE Hard Surface disinfectant and food contact surface sanitizer in a quick service restaurant unit that manages more than 5,000 U.S. restaurant locations. The Company also successfully completed a 30-day in-plant product testing process with a major meat and poultry food processor that manages multiple processing plants across the U.S. The Company intends to continue educating, evaluating and testing its PURE technologies through these food service and food processing providers to provide a cost-effective and efficacious solution in mitigating potential food contamination in the U.S food chain. The Company believes it will successfully complete the testing and evaluation processes during the first half of calendar 2013 and anticipates commencing commercialization in the second half of calendar 2013.

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Intends by mid-2013 to submit a notification of GRAS determination to the U.S. FDA for its review under the GRAS standards (Generally Recognized As Safe) for use of the SDC technology as a direct food contact antimicrobial (processing aid) and secondarily as a preservative (food additive). The additional GRAS claims for SDC are designed to expand its potential commercial adoption for direct use on produce and meats. The Company has already obtained GRAS status for SDC when used on food processing facilities, equipment, machinery, and processing utensils. The FDA’s stated goal is to respond within 180 days of the initial notification submission.

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Reported the availability of the PURE Hard Surface disinfectant and food contact surface sanitizer for commercial sale under the Office Depot Business Solutions Division. The Company remains focused in gaining market entry of these products in corporate, government and medical facilities.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About PURE Bioscience, Inc.
PURE Bioscience, Inc. develops and markets technology-based bioscience products that provide solutions to numerous global health challenges, including Staph (MRSA) and Carbapenem-resistant Enterobacteriaceae (CRE)/NDM-1+. PURE’s proprietary high efficacy/low toxicity bioscience technologies, including its silver dihydrogen citrate-based antimicrobials, represent innovative advances in diverse markets and lead today’s global trend toward industry and consumer use of “green” products while providing competitive advantages in efficacy and safety. Patented SDC is an electrolytically generated source of stabilized ionic silver, which formulates well with other compounds. As a platform technology, SDC is distinguished from competitors in the marketplace because of its superior efficacy, reduced toxicity and the inability of bacteria to form a resistance to it. PURE is headquartered in El Cajon, California (San Diego metropolitan area). Additional information on PURE is available at www.purebio.com.

This press release contains forward-looking statements in which the Company discusses its potential future performance. Forward-looking statements are all statements other than statements of historical facts, such as those statements regarding the Company’s anticipated capital requirements, future financing activities, future submissions to the FDA related to its technologies and anticipated timing of commercialization of its technologies. The words "believe," “anticipate,” “intend,” "estimate," "project,” "expect" and similar expressions are intended to identify those assertions as forward-looking statements. The Company cautions readers that forward-looking statements are not guarantees of future performance and its actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that could cause the Company’s actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, the Company’s cash position and liquidity requirements, the Company’s failure to implement or otherwise achieve the benefits of its proposed initiatives and business plans, acceptance of the Company's current and future products and services in the marketplace, the ability of the Company to develop effective new products and receive regulatory approvals of such products, competitive factors, dependence upon third-party vendors, and other risks described in more detail under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2012, filed with the SEC, as updated by its subsequent filings with the SEC, including its Quarterly Reports on Form 10-Q. Investors are cautioned that many of the assumptions on which the Company’s forward-looking statements are based are likely to change after its forward-looking statements are made. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

PURE Bioscience Investor Contact:
Don Markley, Senior Vice President of LHA
(310) 691-7100
dmarkley@lhai.com

Pure Bioscience, Inc.
Consolidated Balance Sheets

	January 31,	July 31,
	2013	2012
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$920,000	$877,000
Accounts receivable, net	95,000	373,000
Inventories, net	836,000	654,000
Prepaid expenses	85,000	347,000
Total current assets	1,936,000	2,251,000

Property, plant and equipment, net	199,000	257,000
Patents, net	1,992,000	1,950,000

Total assets	$4,127,000	$4,458,000

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$621,000	$1,946,000
Loan payable, net	-	962,000
Deferred revenue	-	66,000
Note payable, current	86,000	-
Accrued liabilities	384,000	344,000
Derivative liability	79,000	319,000
Total current liabilities	1,170,000	3,637,000

Note payable, less current portion	1,213,000	-
Deferred rent	2,000	3,000
Total liabilities	2,385,000	3,640,000

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.01 par value:
5,000,000 shares authorized, no shares issued	-	-
Common stock, $0.01 par value:
100,000,000 shares authorized
10,986,170 issued and outstanding at January 31, 2013, and
6,644,555 issued and outstanding at July 31, 2012.	110,000	67,000
Additional paid-in capital	68,110,000	63,251,000
Accumulated deficit	(66,478,000)	(62,500,000)
Total stockholders' equity	1,742,000	818,000

Total liabilities and stockholders' equity	$4,127,000	$4,458,000

Pure Bioscience, Inc.
Consolidated Statements of Operations
(Unaudited)

	Six months ended		Three months ended
	January 31,		January 31,
	2013	2012	2013	2012

Net product sales	$373,000	$478,000	$263,000	$221,000

Operating costs and expenses
Cost of goods sold	88,000	169,000	57,000	40,000
Selling, general and administrative	3,086,000	3,882,000	1,610,000	1,885,000
Research and development	801,000	982,000	406,000	489,000
Total operating costs and expenses	3,975,000	5,033,000	2,073,000	2,414,000

Loss from operations	(3,602,000)	(4,555,000)	(1,810,000)	(2,193,000)

Other income (expense)
Change in derivative liability	240,000	-	12,000	-
Interest expense	(589,000)	-	(1,000)	-
Interest income	-	1,000	-	-
Other (expense) income, net	(27,000)	-	(25,000)	-
Total other (expense) income	(376,000)	1,000	(14,000)	-

Net loss	$(3,978,000)	$(4,554,000)	$(1,824,000)	$(2,193,000)

Basic and diluted net loss per share	$(0.40)	$(0.88)	$(0.17)	$(0.41)

Shares used in computing basic
and diluted net loss per share	9,853,575	5,186,553	10,986,170	5,328,156